Exhibit 99.1

FOR IMMEDIATE
RELEASE: DRAFT

January 30, 2009

Media Contact:

Josh Austin, Overstock.com, Inc.

+1 (801) 947-4364

joaustin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Fourth Quarter and Fiscal Year 2008 Financial Results

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarterly and annual periods ending December 31, 2008.

Key Q4 2008 metrics (comparison to Q4 2007):

•                  Revenue:  $255.9M vs. $294.5M (a 13% decrease);

•                  Gross profit %: 17.0% vs. 15.7%;

•                  Gross profit $:  $43.6M vs. $46.4M (a 6% decrease);

•                  Sales and marketing expense: $16.4M vs. $27.4M (a 40% decrease);

•                  Contribution (gross profit less sales and marketing): $27.2M vs. $19.0M (a 43% increase);

•                  G&A/Technology expense: $21.5M vs. $25.8M (a 17% decrease);

•                  Net income (loss): +$1.0M vs. $(6.5)M (a $7.5M increase);

•                  EPS: $0.04/share vs. $(0.27)/share (a $0.31/share increase); and

•                  Adjusted EBITDA:  $9.9M vs. $(415,000) (a $10.4M increase).

Key FY 2008 metrics (comparison to FY 2007):

•                  Revenue:  $834.4M vs. $765.9M (a 9% increase);

•                  Gross profit %: 17.1% vs. 16.3%

•                  Gross profit $:  $142.9M vs. $124.6M (a 15% increase);

•                  Sales and marketing expense: $57.6M vs. $55.5M (a 4% increase);

•                  Contribution (gross profit less sales and marketing):  $85.3M vs. $69.1M (a 23% increase);

•                  G&A / Technology expense: $96.2M vs. $101.4M (a 5% decrease);

•                  Net income (loss): $(12.7)M vs. $(48.0)M (a 74% decrease);

•                  EPS: $(0.55)/share vs. $(2.03)/share (a $1.48/share increase); and

•                  Adjusted EBITDA:  $15.1M vs. $(10.5)M (a $25.5M increase).

Dear Owner:

After a tough three years, returning to GAAP profitability is a relief.

The fallout from the 2008 holiday season will be severe for the general retail industry. We were impacted like every other retailer in the country, and experienced a decline in sales. Traffic to our site during November and December was comparable to last year, but consumers purchased less frequently. As a result, revenues declined 13% in the fourth quarter, but were up 9% for the year.

Early on in the year, we received a flood of interest from manufacturers and others looking to us to liquidate merchandise, but as the season progressed, mainstream retailers began liquidating on their own through massive promotions and discounting.  Retail Nation held a going-out-of-business sale. We chose not to chase revenues through marketing and heavy promotion: the result was a profitable quarter for us in what has been one of the most dreadful retail environments in recent history.

Despite all the hand wringing recently, Overstock did markedly better on a fiscal year basis over last year. Revenues, gross profit and contribution were all higher, and our net loss narrowed considerably.

We are preparing for a glut of supply as companies and stores around the country go out of business or close over the near term. We recently leased a large warehouse in Salt Lake City. We are developing a consignment model, where manufacturers and distributors desirous of reducing costs will be able to consign their slow-moving inventory to us, and we will provide handling, storage, sales and fulfillment for these companies. We have the capacity and the expertise to make this work, and the timing is perfect.

I look forward to speaking with you about your business during the upcoming conference call, and until then, I remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call.

Key financial and operating metrics:

Total revenue — Total revenue for the three months ended December 31, 2007 and 2008 was $294.5 million and $255.9 million, respectively, a 13% decrease.  For the year ended December 31, 2007 and 2008, total revenue was $765.9 million and $834.4 million, respectively, a 9% increase.

Gross profit — Gross profit for the three months ended December 31, 2007 and 2008 was $46.4 million and $43.6 million, respectively, a 6% decrease, representing 15.7% and 17.0% as a percentage of total revenue for those respective periods.  For the twelve-month periods, gross profit was $124.6 million in 2007 and $142.9 million in 2008, a 15% increase.  Gross profit as a percentage of total revenue was 16.3% and 17.1% for those respective twelve-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended December 31, 2007 and 2008 was $19.0 million (6.5% contribution margin) and $27.2 million (10.6% contribution margin), respectively, a 43% increase.  For the twelve months ended December 31, 2007 and 2008, contribution was $69.1 million (9.0% contribution margin) and $85.3 million (10.2% contribution margin), respectively, a 23% increase.

	Three months ended December 31,		Twelve months ended December 31,
(amounts in thousands)	2007	2008	2007	2008
Total revenue	$294,516	$255,862	$765,902	$834,367
Cost of goods sold	248,134	212,252	641,352	691,458

Gross profit	46,382	43,610	124,550	142,909
Less: Sales and marketing expense	27,377	16,437	55,458	57,634

Contribution	$19,005	$27,173	$69,092	$85,275
Contribution margin	6.5%	10.6%	9.0%	10.2%

Operating income (loss) — Operating loss for the three months ended December 31, 2007 was $(6.8) million compared to operating income of $5.7 million for the three months ended December 31, 2008.  For the twelve months ended December 31, 2007 and 2008, operating loss was $(44.6) million and $(10.9) million, respectively.

Net income (loss) — Net loss for the three months ended December 31, 2007 was $(6.5) million, or $(0.27) loss per common share, compared to net income of $1.0 million, or $0.04 per common share in 2008. For the twelve months ended December 31, 2007 and 2008, net losses totaled $(48.0) million and $(12.7) million, respectively, or $(2.03) and $(0.55) loss per common share for those respective periods.  For the twelve months ended December 31, 2007 net loss included restructuring charges of $12.3 million and loss from discontinued operations of $3.9 million.

Adjusted EBITDA — Adjusted EBITDA (a non-GAAP measure) for the three months ended December 31, 2007 and 2008 was $(415,000) and $9.9 million, respectively. For the twelve months ended December 31, 2007 and 2008, Adjusted EBITDA was $(10.5) million and $15.1 million, respectively.  Adjusted EBITDA, which we reconcile to “Net income (loss)” below, is an additional way of viewing our results that, when viewed together with our GAAP results, provides a more complete understanding of factors affecting our results.  We believe that discussing Adjusted EBITDA is useful to us and investors because it approximates actual cash used or cash generated by the continuing operations of the business.  Our calculation of Adjusted EBITDA is set forth below:

	Three months ended December 31,		Twelve months ended December 31,
(amounts in thousands)	2007	2008	2007	2008
Net income (loss)	$(6,470)	$1,014	$(48,036)	$(12,658)
Add back amounts for computation of Adjusted EBITDA:
Depreciation and amortization, including internal-use software and website development	6,670	4,703	29,495	22,667
Stock-based compensation expense to employees and directors	1,136	780	4,522	4,022
Stock-based compensation to consultants for service	(91)	78	189	259
Stock-based compensation related to performance share plan	(900)	(1,300)	(550)	(1,000)
Treasury stock issued from treasury for 401(k) matching contribution	(434)	—	494	19
Interest (income) expense, net	(326)	371	(600)	299
Other income (expense), net	—	4,297	92	1,446
Loss from discontinued operations	—	—	3,924	—

Adjusted EBITDA	$(415)	$9,943	$(10,470)	$15,054

Free Cash Flow (a non-GAAP measure) — Free cash flow for the three months ended December 31, 2007 and 2008 totaled $55.3 million and $39.4 million, respectively.  For the years ended December 31, 2007 and 2008, free cash flow was $7.3 million and $(16.7) million.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Net cash provided by operating activities from continuing operations,” is cash flow from operations reduced by “Expenditures for fixed assets, including internal-use software and website development.” Although we believe that cash flow from operating activities is an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

	Three months ended December 31,		Twelve months ended December 31,
(amounts in thousands)	2007	2008	2007	2008

Net cash provided by operating activities from continuing operations	$55,734	$42,830	$9,977	$1,960
Expenditures for fixed assets, including internal-use software and website development	(411)	(3,432)	(2,643)	(18,690)

Free cash flow	$55,323	$39,398	$7,334	$(16,730)

Cash and working capital — At December 31, 2008, Overstock.com had cash, cash equivalents and marketable securities of $109.6 million and working capital of $39.7 million.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

# # #

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the fallout from the 2008 holiday season, future supply, the fate of other companies, the company’s ability to execute on a consignment model, and its timing. Our Form 10-K/A for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q and Form 10-Q/A, including our Form 10-Q for the quarter ended September 30, 2008, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2008	2007	2008
Revenue
Direct revenue	$67,170	$48,432	$197,088	$174,203
Fulfillment partner revenue	227,346	207,430	568,814	660,164

Total revenue	294,516	255,862	765,902	834,367

Cost of goods sold
Direct	56,815	44,194	168,008	154,501
Fulfillment partner	191,319	168,058	473,344	536,957

Total cost of goods sold	248,134	212,252	641,352	691,458

Gross profit	46,382	43,610	124,550	142,909

Operating expenses:
Sales and marketing	27,377	16,437	55,458	57,634
Technology	14,667	13,869	59,453	57,815
General and administrative	11,134	7,622	41,976	38,373
Restructuring	—	—	12,283	—

Total operating expenses	53,178	37,928	169,170	153,822

Operating income (loss)	(6,796)	5,682	(44,620)	(10,913)

Interest income	1,429	455	4,788	3,163
Interest expense	(1,103)	(826)	(4,188)	(3,462)
Other income (expense), net	—	(4,297)	(92)	(1,446)

Income (loss) from continuing operations	(6,470)	1,014	(44,112)	(12,658)
Discontinued operations:
Loss from discontinued operations	—	—	(3,924)	—

Net income (loss)	$(6,470)	$1,014	$(48,036)	$(12,658)

Net income (loss) per common share - basic:
Income (loss) from continuing operations	$(0.27)	$0.04	$(1.86)	$(0.55)
Loss from discontinued operations	$—	$—	$(0.17)	$—
Net income (loss) per common share - basic	$(0.27)	$0.04	$(2.03)	$(0.55)
Net income (loss) per common share - diluted:
Income (loss) from continuing operations	$(0.27)	$0.04	$(1.86)	$(0.55)
Loss from discontinued operations	$—	$—	$(0.17)	$—
Net income (loss) per common share - diluted	$(0.27)	$0.04	$(2.03)	$(0.55)

Weighted average common shares outstanding - basic	23,807	22,745	23,704	22,901
Weighted average common shares outstanding - diluted	23,807	22,827	23,704	22,901

Other data:
Shopping bookings (in 000s)	$336,340	$285,648	$853,136	$916,210
Auction gross merchandise volume (in 000s)	$3,183	$4,435	$14,259	$11,540
Average customer acquisition cost (shopping)	$24.79	$17.67	$22.60	$22.26

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$101,394	$100,577
Marketable securities	46,000	8,989

Cash, cash equivalents and marketable securities	147,394	109,566
Accounts receivable, net	12,122	6,985
Notes receivable	1,506	1,250
Inventories, net	25,643	17,723
Prepaid inventory, net	2,938	761
Prepaid expenses	7,572	9,694

Total current assets	197,175	145,979
Fixed assets, net	27,197	23,144
Goodwill	2,784	2,784
Other long-term assets, net	86	538
Notes receivable	4,181	—

Total assets	$231,423	$172,445

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70,358	$62,120
Accrued liabilities	37,435	25,154
Deferred revenue	22,965	19,026
Capital lease obligations	3,796	—

Total current liabilities	134,554	106,300
Other long-term liabilities	3,034	2,572
Convertible senior notes	75,623	66,558

Total liabilities	213,211	175,430

Stockholders’ equity (deficit):
Common stock	2	2
Additional paid-in capital	333,909	338,620
Accumulated deficit	(252,327)	(264,985)
Treasury stock	(63,278)	(76,670)
Accumulated other comprehensive income (loss)	(94)	48

Total stockholders’ equity (deficit)	18,212	(2,985)

Total liabilities and stockholders’ equity (deficit)	$231,423	$172,445

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008
Cash flows from operating activities of continuing operations:
Net income (loss)	$(6,470)	$1,014	$(48,036)	$(12,658)
Adjustments to reconcile net loss to cash provided by operating activities of continuing operations:
Loss from discontinued operations	—	—	3,924	—
Depreciation and amortization, including internal use software and website development	6,670	4,703	29,495	22,667
Stock-based compensation to employees and directors	1,136	780	4,522	4,022
Stock-based compensation to consultants for services	(91)	78	189	259
Stock-based compensation relating to performance share plan	(900)	(1,300)	(550)	(1,000)
Issuance of common stock from treasury for 401(k) matching contribution	(434)	—	494	19
Loss from marketable securities	—	334	—	334
Loss from disposition of fixed assets	—	140	1	140
Amortization of debt discount	86	77	344	334
Notes receivable accretion	(136)	(137)	(272)	(545)
Gain from early extinguishment of debt	—	—	—	(2,849)
Loss from settlement of notes receivable	—	3,929	—	3,929
Asset impairment and depreciation (other non-cash restructuring)	—	—	2,169	—
Restructuring charges	—	—	10,114	—
Changes in operating assets and liabilities, net of effect of acquisition and discontinued operations:
Accounts receivable, net	(2,151)	3,570	5,604	4,769
Inventories, net	(1,925)	(242)	(1,773)	7,920
Prepaid inventory, net	1,446	3,304	(1,316)	2,177
Prepaid expenses	2,685	1,241	(99)	(2,122)
Other long-term assets, net	105	(516)	471	(516)
Accounts payable	38,048	27,461	11,849	(8,238)
Accrued liabilities	12,903	(832)	(6,705)	(12,281)
Deferred revenue	4,841	(704)	(255)	(3,939)
Other long-term liabilities	(79)	(70)	(193)	(462)

Net cash provided by operating activities of continuing operations	55,734	42,830	9,977	1,960

Cash flows from investing activities of continuing operations:
Purchases of marketable securities	(46,053)	—	(75,217)	(35,548)
Maturities of marketable securities	16,934	9,905	29,258	64,542
Sales of marketable securities	—	7,740	—	7,740
Expenditures for fixed assets, including internal-use software and website development	(411)	(3,432)	(2,643)	(18,690)
Proceeds from the sale of discontinued operations, net of cash transferred	—	—	9,892	—
Collection of note receivable	—	—	5,196	1,506

Net cash provided by (used in) investing activities of continuing operations	(29,530)	14,213	(33,514)	19,550

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(5)	—	(5,261)	(3,796)
Drawdowns on line of credit	1,254	5,241	2,423	12,963
Paydowns on line of credit	(1,254)	(5,241)	(2,423)	(12,963)
Payments to retire convertible senior notes	—	—	—	(6,550)
Purchase of treasury stock				(13,452)
Exercise of stock options	1,048	—	3,230	1,471

Net cash provided by (used in) financing activities of continuing operations	1,043	—	(2,031)	(22,327)

Effect of exchange rate changes on cash	2	9	(3)	—
Cash used in operating activities of discontinued operations	—	—	(204)	—
Cash used in investing activities of discontinued operations	—	—	(53)	—

Net increase (decrease) in cash and cash equivalents	27,249	57,052	(25,828)	(817)
Change in cash and cash equivalents from discontinued operations	—	—	257	—
Cash and cash equivalents, beginning of period	74,145	43,525	126,965	101,394

Cash and cash equivalents, end of period	$101,394	$100,577	$101,394	$100,577